Exhibit 99.1
NEWS RELEASE

Broadcom Trade Press Contact Bill Blanning Vice President, Global Media Relations 949-926-5555 blanning@broadcom.com	Broadcom Investor Relations Contact T. Peter Andrew Vice President, Corporate Communications 949-926-5663 andrewtp@broadcom.com
Broadcom Reports Fourth Quarter and Year 2008 Results
Conference Call to be Webcast Today at 1:45 p.m. Pacific Time
IRVINE, Calif. – January 29, 2009 – Broadcom Corporation (Nasdaq: BRCM) today reported unaudited financial results for its fourth quarter and year ended December 31, 2008.
Net revenue for the fourth quarter of 2008 was $1.127 billion, a decrease of 13.2% compared with the $1.298 billion reported for the third quarter of 2008 and an increase of 9.7% compared with the $1.027 billion reported for the fourth quarter of 2007. Net loss computed in accordance with U.S. generally accepted accounting principles (GAAP) for the fourth quarter of 2008 was $159.2 million, or $.32 net loss per share (basic and diluted), compared with GAAP net income of $164.9 million, or $.31 per share (diluted), for the third quarter of 2008, and GAAP net income of $90.3 million, or $.16 per share (diluted), for the fourth quarter of 2007. The company’s financial results for the fourth quarter of 2008 reflect impairment charges of goodwill and certain tangible assets of its mobile platforms business group, as well as in-process research and development charges associated with its acquisition of the digital TV business of Advanced Micro Devices, Inc. These charges represented cumulative reductions in net income of $0.40 per share (diluted), as discussed in greater detail below.
Net revenue for the year ended December 31, 2008 was $4.658 billion, an increase of 23.3% from the $3.776 billion reported for the year ended December 31, 2007. Net

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income computed in accordance with GAAP for the year ended December 31, 2008 was $214.8 million, or $.41 per share (diluted), compared with GAAP net income of $213.3 million, or $.37 per share (diluted), for the year ended December 31, 2007.
Net revenue for the year ended December 31, 2008 included royalties of $149.2 million received pursuant to a patent license agreement entered into in July 2007. The royalites received in the third and fourth quarters of 2008 and the fourth quarter of 2007 were $38.0 million, $40.0 million and $31.8 million, respectively. The Company anticipates that it will receive $19.0 million in royalites under this patent license agreement in the first quarter of 2009.
In the fourth quarter of 2008, the company performed an annual review of its goodwill and long-lived assets to determine if any of these assets were impaired. As a result of this review, the company recorded an impairment charge of $169.4 million (which consisted of $149.7 million of goodwill and $19.7 million of property and equipment) in the quarter related to its mobile platforms business group. In addition, in connection with the company’s acquisition of the digital TV business of AMD, the company recorded a charge for in-process research and development of $31.5 million in the fourth quarter of 2008. These charges represented cumulative reductions in net income of $0.40 per share (diluted) in the fourth quarter and year ended 2008. The charges will not result in any changes in strategy or direction for Broadcom’s mobile platforms or digital TV businesses.
“Despite the dramatic impact that the economic downturn had on the semiconductor industry as a whole in 2008 and on our business in the fourth quarter, Broadcom achieved record revenue levels in 2008 increasing annual net revenue by approximately $900 million and generated approximately $920 million of cash flow from operations during the year,” said Scott A. McGregor, Broadcom’s President and Chief Executive Officer. “As we look into the first quarter of 2009, we believe the current economic slowdown will continue to negatively impact our business as demand continues to decrease and settle into new levels and channel inventory adjusts accordingly. As we noted at our Analyst Day in December, Broadcom’s key goals for 2009 are to manage costs and focus on operating cash flow, while at the same time leveraging our research and investments

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to gain market share to ensure that we will emerge in a much stronger position once the economy recovers. Consistent with those goals, we have been reducing controllable ongoing expenses since the third quarter of 2008 and are implementing further cost saving measures this quarter, including a delay in salary increases, a reduction in our workforce and a variety of other belt tightening actions on discretionary spending.”
Conference Call Information
As previously announced, Broadcom will conduct a conference call with analysts and investors to discuss its fourth quarter and year 2008 financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time). The company will broadcast the conference call via webcast over the Internet. To listen to the webcast, or to view the financial or other statistical information required by Securities and Exchange Commission (SEC) Regulation G, please visit the Investors section of the Broadcom website at www.broadcom.com/investors. Please note that we have added additional information to this presentation regarding our revenue, gross margin and operating expenses. The webcast will be recorded and available for replay until 5:00 p.m. Pacific Time, Friday, March 27, 2009.
The financial results included in this release are unaudited. The audited financial statements of the company for the year ended December 31, 2008 will be included in Broadcom’s Annual Report on Form 10-K, to be filed with the SEC in February 2009.
About Broadcom
Broadcom Corporation is a major technology innovator and global leader in semiconductors for wired and wireless communications. Broadcom® products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. We provide the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.

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Broadcom is one of the world’s largest fabless semiconductor companies, with 2007 revenue of $3.78 billion, holds over 3,100 U.S. and over 1,400 foreign patents, and has more than 7,600 additional pending patent applications, and one of the broadest intellectual property portfolios addressing both wired and wireless transmission of voice, video, data and multimedia.
Broadcom is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5000 or at www.broadcom.com.
Cautions regarding Forward Looking Statements:
All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, guidance provided on future revenue, gross margin and operating expense targets for the first quarter of 2009, references to the planned filing date of our Annual Report on Form 10-K, and statements about our plans to implement further cost saving measures. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
These risks and uncertainties include, but are not limited to:
•	general economic and political conditions and specific conditions in the markets we address, including the continuing volatility in the technology sector and semiconductor industry, current general economic volatility, trends in the broadband communications markets in various geographic regions, including seasonality in sales of consumer products into which our products are incorporated, and possible disruption in commercial activities related to terrorist activity or armed conflict;

•	the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory;

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•	our ability to adjust our operations in response to changes in demand for our existing products and services or demand for new products requested by our customers;

•	the effectiveness of our expense and product cost control and reduction efforts;

•	our dependence on a few significant customers for a substantial portion of our revenue;

•	the gain or loss of a key customer, design win or order;

•	our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a cost-effective and timely manner;

•	risks and uncertainties resulting from Broadcom’s equity award review, including pending and potential new claims and proceedings related to such matters, such as shareholder litigation and any action by the SEC, U.S. Attorney’s Office or other governmental agency that has resulted in, and could result in further, civil or criminal sanctions against the company and/or certain of our current or former officers, directors or employees, or other actions taken or required as a result of the review, and the extent to which we are able to receive reimbursement of our expenses related to such litigation and actions through our directors’ and officers’ liability insurance carriers. In the event that the company’s coverage under these policies is reduced or denied, our financial exposure would be increased;

•	the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, potential contractual, intellectual property or employment issues, the risk that anticipated benefits of an acquisition may not be realized, and accounting treatment and charges;

•	intellectual property disputes and customer indemnification claims and other types of litigation risk;

•	our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans;

•	the availability and pricing of third party semiconductor foundry, assembly and test capacity and raw materials;

•	the quality of our products and any potential remediation costs;

•	the rate at which our present and future customers and end-users adopt Broadcom’s technologies and products in our target markets;

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•	competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products;

•	changes in our product or customer mix;

•	the volume of our product sales and pricing concessions on volume sales;

•	our ability to timely and accurately predict market requirements and evolving industry standards and to identify opportunities in new markets;

•	the risks of producing products with new suppliers and at new fabrication and assembly and test facilities;

•	problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration;

•	delays in the adoption and acceptance of industry standards in our target markets;

•	the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification;

•	fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products;

•	the risks and uncertainties associated with our international operations, particularly in light of terrorist activity, armed conflict or political unrest; and

•	the level of orders received that can be shipped in a fiscal quarter.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.
Broadcom®, the pulse logo, Connecting everything®, and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

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BROADCOM CORPORATION
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008(a)	2007(b)	2008(a)	2007(b)
Net revenue	$1,126,509	$1,027,035	$4,658,125	$3,776,395
Cost of revenue	557,797	488,222	2,213,015	1,832,178

Gross profit	568,712	538,813	2,445,110	1,944,217
Operating expense:
Research and development	382,666	363,285	1,497,668	1,348,508
Selling, general and administrative	147,213	119,324	543,117	492,737
Amortization of purchased intangible assets	2,842	184	3,392	1,027
In-process research and development	31,500	—	42,400	15,470
Impairment of goodwill and long-lived assets	169,443	—	171,593	1,500
Settlement costs	—	—	15,810	—
Restructuring costs (reversal)	—	—	(1,000)	—

Income (loss) from operations	(164,952)	56,020	172,130	84,975
Interest income, net	7,218	29,714	52,201	131,069
Other income (expense), net	971	5,849	(2,016)	3,412

Income (loss) before income taxes	(156,763)	91,583	222,315	219,456
Provision for income taxes	2,452	1,248	7,521	6,114

Net income (loss)	$(159,215)	$90,335	$214,794	$213,342

Net income (loss) per share (basic)	$(.32)	$.17	$.42	$.39

Net income (loss) per share (diluted)	$(.32)	$.16	$.41	$.37

Weighted average shares (basic)	498,338	541,006	512,648	542,412

Weighted average shares (diluted)	498,338	572,289	524,208	577,682

(a)	Includes royalties in the amount of $40.0 million and $149.2 million in the three months and year ended December 31, 2008, respectively, received pursuant to a patent license agreement entered into in July 2007.

(b)	Includes royalties in the amount of $31.8 million in the three months and year ended December 31, 2007 received pursuant to a patent license agreement entered into in July 2007.
     The following table presents details of total stock-based compensation expense included in each functional line item in the unaudited condensed consolidated statements of operations above:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Cost of revenue	$6,643	$6,581	$24,997	$26,470
Research and development	95,975	89,767	358,018	353,649
Selling, general and administrative	32,698	33,277	126,359	139,533

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BROADCOM CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Operating activities
Net income (loss)	$(159,215)	$90,335	$214,794	$213,342
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	22,466	18,325	78,236	64,082
Stock-based compensation expense:
Stock options and other awards	55,353	74,935	224,244	324,261
Restricted stock units issued by Broadcom	79,963	54,690	285,130	195,391
Acquisition-related items:
Amortization of purchased intangible assets	6,895	4,118	19,249	14,512
In-process research and development	31,500	—	42,400	15,470
Impairment of goodwill and long-lived assets	169,443	—	171,593	1,500
Impairment of strategic investments and marketable securities	—	(2,960)	6,047	1,809
Changes in operating assets and liabilities:
Accounts receivable	128,704	26,730	(3,294)	18,400
Inventory	(20,881)	(18,153)	(112,173)	(27,082)
Prepaid expenses and other assets	(9,644)	(18,081)	(11,273)	(59,691)
Accounts payable	(146,716)	(41,451)	616	13,698
Accrued settlement liabilities	—	—	(2,000)	(2,000)
Other accrued and long-term liabilities	(11,711)	20,825	6,046	51,625

Net cash provided by operating activities	146,157	209,313	919,615	825,317

Investing activities
Net purchases of property and equipment	(17,657)	(27,109)	(82,808)	(150,427)
Net cash paid for acquisitions and other purchased intangible assets	(140,746)	—	(170,541)	(219,324)
Purchases of strategic investments	—	—	(355)	(3,500)
Proceeds from sales of strategic investments	—	3,506	—	3,812
Purchases of marketable securities	(5,190)	(95,720)	(1,115,704)	(667,384)
Proceeds from sales and maturities of marketable securities	112,004	270,136	624,026	1,091,228

Net cash provided by (used in) investing activities	(51,589)	150,813	(745,382)	54,405

Financing activities
Repurchases of Class A common stock	(424,177)	(328,391)	(1,283,952)	(1,140,213)
Minimum tax withholding paid on behalf of employees for restricted stock units	(12,875)	(16,644)	(58,061)	(69,676)
Proceeds from issuance of common stock, net	57,271	134,267	171,853	358,629

Net cash used in financing activities	(379,781)	(210,768)	(1,170,160)	(851,260)

Increase (decrease) in cash and cash equivalents	(285,213)	149,358	(995,927)	28,462
Cash and cash equivalents at beginning of period	1,475,858	2,037,214	2,186,572	2,158,110

Cash and cash equivalents at end of period	$1,190,645	$2,186,572	$1,190,645	$2,186,572

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	December 31,	September 30,	December 31,
	2008	2008	2007
	(In thousands)
Cash and cash equivalents	$1,190,645	$1,475,858	$2,186,572
Short-term marketable securities	707,477	770,872	141,728
Long-term marketable securities	—	40,905	75,352

Total cash, cash equivalents and marketable securities	$1,898,122	$2,287,635	$2,403,652

Decrease from prior quarter end	$(389,513)

Decrease from prior year end	$(505,530)

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BROADCOM CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$1,190,645	$2,186,572
Short-term marketable securities	707,477	141,728
Accounts receivable, net	372,311	369,004
Inventory	366,106	231,313
Prepaid expenses and other current assets	114,674	125,663

Total current assets	2,751,213	3,054,280
Property and equipment, net	234,691	241,803
Long-term marketable securities	—	75,352
Goodwill	1,279,243	1,376,721
Purchased intangible assets, net	61,958	46,607
Other assets	66,160	43,430

Total assets	$4,393,265	$4,838,193

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$310,487	$313,621
Wages and related benefits	153,772	147,853
Deferred revenue	12,338	15,864
Accrued liabilities	240,506	253,226

Total current liabilities	717,103	730,564
Commitments and contingencies
Long-term deferred revenue	3,898	8,108
Other long-term liabilities	65,197	63,373
Shareholders’ equity	3,607,067	4,036,148

Total liabilities and shareholders’ equity	$4,393,265	$4,838,193

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BROADCOM CORPORATION
Unaudited Supplementary Financial Data
(In thousands)
     The following table presents details of supplementary financial data included in each functional line item in the unaudited condensed consolidated statements of operations:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Cost of revenue:
Stock-based compensation	$6,643	$6,581	$24,997	$26,470
Amortization of purchased intangible assets	4,053	3,934	15,857	13,485

Research and development:
Stock-based compensation	95,975	89,767	358,018	353,649

Selling, general and administrative:
Stock-based compensation	32,698	33,277	126,359	139,533
Recovery of legal fees related to Qualcomm litigation	—	—	(8,569)	—

Other operating expense:
Amortization of purchased intangible assets	2,842	184	3,392	1,027
In-process research and development (1)	31,500	—	42,400	15,470
Impairment of goodwill and long-lived assets (2)	169,443	—	171,593	1,500
Restructuring costs (reversal)	—	—	(1,000)	—
Settlement costs (3)	—	—	15,810	—

Other:
Employer payroll tax expense on certain stock option exercises	335	3,182	3,966	7,486
Charges related to equity award review	—	—	—	3,409
(Gain) loss on strategic investments	—	(2,960)	4,266	1,809
Non-operating gains	(10)	(2,444)	(203)	(2,719)

(1)	Recorded in connection with the company’s acquisitions of the digital television business of Advanced Micro Devices, Inc. in the three months ended December 31, 2008 and Sunext Design, Inc. in the year ended December 31, 2008 and in connection with the company’s acquisitions of LVL7 Systems, Octalica, Inc. and Global Locate, Inc. in the year ended December 31, 2007.

(2)	Recorded a goodwill and long-lived asset impairment charge of $169.4 million related to the company’s mobile platforms business group in the three months ended December 31, 2008.

(3)	Recorded accrued settlement costs included $12.0 million related to Broadcom’s settlement with the Securities and Exchange Commission as well as $3.8 million related to a patent infringement claim settlement in the year ended December 31, 2008.

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BROADCOM CORPORATION
Guidance for the Three Months Ending March 31, 2009

Three Months
Ending March 31, 2009
Net revenue	$800 to $875 million
Gross margin	~ 49%
Total operating expense (including stock-based compensation)	~ $541 to $547 million
Total stock-based compensation*	~ $129 million

*	Included in cost of revenue, research and development, and selling, general and administrative expenses.
Broadcom has based the preceding guidance for the three months ending March 31, 2009 on expectations, assumptions and estimates that we believe are reasonable given our assessment of historical trends and other information reasonably available as of January 29, 2009. Our guidance consists of predictions only, however, and is subject to a wide range of known and unknown business risks and uncertainties, many of which are beyond our control. The forecasts and projections contained in the table above should not be regarded as representations by Broadcom that the estimated results will be achieved. Projections and estimates are necessarily speculative in nature and actual results may vary materially from the guidance we provide today.
The guidance set forth in the table above should be read together with the information under the caption, “Cautions regarding Forward Looking Statements” above, our Annual Report on Form 10-K for the year ended December 31, 2007, subsequent Annual Report on Form 10-K for the year ended December 31, 2008 to filed in February 2009, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and our other Securities and Exchange Commission filings. We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein.

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